UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2014

BRIGGS & STRATTON CORPORATION
(Exact name of registrant as specified in its charter)

Wisconsin	1-1370	39-0182330
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

12301 West Wirth Street, Wauwatosa, Wisconsin 53222
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (414) 259-5333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES

ITEM 2.02. Results of Operations and Financial Condition.
On July 10, 2014, Briggs & Stratton Corporation (the "Company") issued a press release including fiscal 2014 fourth quarter and full year preliminary consolidated net sales information. The press release is furnished as Exhibit 99.1.

BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES

ITEM 2.05. Cost Associated with Exit or Disposal Activities.
On July 8, 2014, after consulting with the Executive Committee of the Board of Directors, the Chief Executive Officer approved several actions being taken to execute the Company's strategy. Beginning in the 2016 lawn & garden season, the Company will narrow its assortment of lower-priced Snapper consumer lawn and garden equipment and consolidate its products manufacturing facilities in order to further reduce costs.  The Company will continue to focus on premium residential products to customers through its Snapper and Simplicity brands and commercial products through its Snapper Pro and Ferris brands.  The Company will close its McDonough, Georgia location and consolidate production into existing facilities in Wisconsin and New York.  Production of pressure washers, snow throwers and lawn tractors will move to its Wauwatosa, Wisconsin manufacturing facility, and production of zero-turn lawnmowers will be moved to its Munnsville, New York facility.  Production is estimated to be completed in McDonough and transitioned to the other facilities during the first quarter of calendar 2015.  The Company's dealer product offerings under the Snapper Pro, Simplicity and Ferris brands as well as sales of Snapper and Murray branded lawn and garden products at Walmart are unaffected by these announcements.

The McDonough, Georgia facility currently manufactures pressure washers, snow throwers, zero-turn lawn mowers and smaller lawn and garden tractors.  These changes will affect approximately 475 employees over the course of the next several months. The Company will provide assistance programs, continued benefits and outplacement services to the affected employees.  Moving production of pressure washers, riding lawn tractors and snow throwers to the Wauwatosa, Wisconsin facility will add approximately 220 new full time positions and up  to approximately 150 temporary seasonal employees.  Employment at the Munnsville, New York facility is estimated to remain at current levels.
The Company anticipates total restructuring charges related to these actions of approximately $30 to $37 million, including non-cash write-downs of approximately $15 to $20 million, to be recorded during fiscal 2015.  Total cash costs related to these actions are anticipated to be approximately $15 to $17 million, with the majority of the cash costs being incurred in fiscal 2015.  Total annual cost savings as a result of these actions are anticipated to be approximately $15 to $20 million with approximately $5 million to $7 million expected to be realized in fiscal 2015 and the remainder realized in fiscal 2016 upon completion of the transition in the fourth quarter of fiscal 2015.   Products segment sales are estimated to be lower by approximately $20 to $25 million in fiscal 2015 and $35 to $45 million annually beginning in fiscal 2016 as a result of these actions.

BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES

ITEM 2.06. Material Impairments.
The information provided in Item 2.05 of this Current Report on Form 8-K is incorporated by reference into this Item 2.06.

Cautionary Statement on Forward-Looking Statements
This Current Report on Form 8-K contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements. The words "anticipate", “believe”, “estimate”, “expect”, “forecast”, “intend”, “plan”, “project”, and similar expressions are intended to identify forward-looking statements. The forward-looking statements are based on the Company's current views and assumptions and involve risks and uncertainties that include, among other things, the ability to successfully forecast demand for our products; changes in interest rates and foreign exchange rates; the effects of weather on the purchasing patterns of consumers and original equipment manufacturers (OEMs); actions of engine manufacturers and OEMs with whom we compete; changes in laws and regulations; changes in customer and OEM demand; changes in prices of raw materials and parts that we purchase; changes in domestic and foreign economic conditions; the ability to bring new productive capacity on line efficiently and with good quality; outcomes of legal proceedings and claims; and other factors disclosed from time to time in our SEC filings or otherwise, including the factors discussed in Item 1A, Risk Factors, of the company's Annual Report on Form 10-K and in its periodic reports on Form 10-Q.

BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES

ITEM 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated July 10, 2014

BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRIGGS & STRATTON CORPORATION
(Registrant)

Date: July 11, 2014	/s/ David J. Rodgers
David J. Rodgers
Senior Vice President and Chief Financial Officer
Duly Authorized Officer

BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated July 10, 2014

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